UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 14, 2004

Commission File Number 0-9587

HEALTH OUTCOMES MANAGEMENT, INC.
(Name of Small Business Issuer in its Charter)

                   Minnesota                                                         41-1546471
     (State or Other Jurisdiction of Incorporation or Organization)          (IRS Employer Identification Number)

8311 Windbreak Trail N.
St. Paul, Minnesota 55042
(Address of Principal Executive Offices, including Zip Code)

(612) 245-4773
(Registrant's Telephone Number, including Area Code)

Item 4.     Changes in Registrant's Certifying Accountant

(a)  Changes in Registrant's Certifying Accountant

     (i)  On May 13, 2004, the Registrant dismissed Schweitzer Karon & Bremer LLC as the Registrant’s independent public accountants. The members of Schweitzer Karon & Bremer LLC became shareholders of Mayer Hoffman McCann P.C. The Registrant’s Board of Directors participated in and approved the decision to change accountants.

     (ii)  The report of Schweitzer Karon & Bremer LLC on the Registrant’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     (iii)  In connection with its audits for the two most recent fiscal years and through May 13, 2004, there have been no disagreements with Schweitzer Karon & Bremer LLC on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements if not resolved to the satisfaction of Schweitzer Karon & Bremer LLC would have caused them to make reference thereto in their report on the financial statements for such years.

     (iv)  The Registrant has requested Schweitzer Karon & Bremer LLC furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated May 13, 2004 (EXHIBIT 16), is filed as Exhibit 16.1 to this Form 8-K.

(b)  New Independent Public Accountants

     On May 13, 2004, the Registrant’s Board of Directors retained Mayer Hoffman McCann P.C. to be the Registrant’s principal independent accountants. During the two most recent fiscal years and through May 14, 2004, the Registrant has not consulted with Mayer Hoffman McCann P.C. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report was provided to the Registrant or oral advice was provided by Mayer Hoffman McCann P.C. that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7.     Financial Statements, Pro Forma Financial Statements and Exhibits

(a)  Financial Statements
       None

(b)  Pro Forma Financial Information
       None

(c)  Exhibits
       The following exhibit is included with this report:

       16.1     Letter from Schweitzer Karon & Bremer LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH OUTCOMES MANAGEMENT INC.

By:  /s/ Peter J. Zugschwert

  Peter J. Zugschwert

Chief Executive Officer

Date:  May 14, 2004